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                             NON-CIRCUMVENTION
                                    AND
                         NON-DISCLOSURE AGREEMENT


  Casino Resource Corporation (hereinafter "Casino") and Huong "Henry" Le (hereinafter "Le"), for the considerations and mutual promises contained herein, agree as follows, to wit:

  1. Casino and Le agree that Casino, for the time period set out hereinbelow, shall have the exclusive right to negotiate a lease and/or purchase of Le's real property adjacent to the Palace Casino.
       Le agrees that he will not enter into any negotiations or discussions with other prospective lessees or purchasers for his land adjacent to the Palace Casino until the earlier of either ten (10) days after another party other than Casino purchases and is awarded the Palace Casino and its assets, or (ninety (90) days) after the execution of this agreement. Neither Casino nor Le shall divulge each other's named sources and shall not circumvent, either directly or indirectly, this agreement, and shall not disclose any proprietary information obtained hereby specifically, but not limited to, the lease documents negotiated by Casino and Le.

       It is understood that Casino has presented Le with a draft of a proposed Lease agreement, the contents of which have not been mutually agreed upon. This lease agreement, with mutually acceptable changes, shall be used in conjunction with any agreement reached by Casino and Le hereunder.

       This Agreement shall be governed by the laws of the State of Mississippi.

  5. This Agreement shall be binding on the parties hereto, their principals, employees, representatives, agents, and assigns.

       Casino shall, within five (5) days from the execution hereof issue Le seventeen thousand (17,500) shares of its common stock; appropriate registration rights shall be granted upon issuance of the stock.

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       The term of this agreement shall be the earlier of either ten (10) days after another party other than Casino purchases and is awarded the Palace Casino and its assets, or ninety (90) days after the execution of this agreement by Le.

       A $10,000 non-refundable cash payment shall be made by Casino to Le within five (5) days from the date of execution of this agreement to help cover costs associated with the completion of the any lease document.


Agreed this _____ day of July, 1996


Agreed and Accepted:                        Agreed and Accepted:

BY: /s/ JOHN J. PILGER                         BY: /s/ HUONG LE
    ----------------------------------          -------------------------------
    JOHN J. PILGER                             HUONG "HENRY" LE
    Casino Resource Corporation